SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 1998

                          Jos. A. Bank Clothiers, Inc.
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               (Exact Name of Registrant as Specified in Charter)

Delaware                         33-76282                 36-3189198
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(State of other                (Commission            (I.R.S. Employer
jurisdiction of                File Number)           Identification No.)
incorporation)

500 Hanover Pike
Hampstead, Maryland                                  21074-2095
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(Address of Principal Executive Offices)             (Zip Code)

Registrant's telephone number,
including area code:                              (410) 239-2700
                                                  --------------

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Item 5. Other Events

     On February 18, 1998, Jos. A. Bank Clothiers, Inc. (the Company) issued a press release stating its intention to reach an agreement with the Pietrafesa Company which would include a long term supply agreement and the sale of the Company's manufacturing operations to a new entity controlled by Pietrafesa.

Item 7. Financial Statements and Exhibits

     Exhibit 99.1 Press release dated February 18, 1998.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


JOS A. BANK CLOTHIERS, INC.


                          By:  /s/ David E. Ullman
                               _______________________
                               David E. Ullman
                               EVP - Chief Financial and Administrative Officer


Date:  February 26, 1998


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[DOREMUS NEWSROOM LOGO]                    200 Varick Street, New York, NY 10014
                                                  T: 212.366.3100 F:212.366.3105

  NEW YORK (bullet) LONDON (bullet) SAN FRANCISCO (bullet) FRANKFURT (bullet)
                   CHICAGO (bullet) MILAN (bullet) HONG KONG

Contact:   David E. Ullman
           Executive VP and CFO
           Jos. A. Bank Clothiers, Inc.
           410-239-5715

           Timothy F. Finley
           Chairman and CEO
           Jos. A. Bank Clothiers, Inc.
           410-239-5711


                                                          For Immediate Release

               JOS. A. BANK CLOTHIERS, INC. ANNOUNCES OPERATIONAL
                   REALIGNMENT AND MANUFACTURING ARRANGEMENT

     HAMPSTEAD, Md., Feb. 18--Jos. A. Bank Clothiers, Inc. (Nasdaq: JOSB) recently announced its plans to open 65 new stores including relocations during the next three years. In a move designed to focus its efforts on retailing and its catalog operations, Jos. A. Bank has agreed in principle to a long-term supply agreement, subject to the completion of mutually definitive agreements, with The Pietrafesa Company, a manufacturer and a worldwide source of high quality tailored clothing based in Syracuse, N.Y. As part of this agreement, Bank's manufacturing operations would be purchased by a new entity controlled by Pietrafesa. In addition, Jos. A. Bank would continue to purchase significant amounts of clothing from other sources. Timothy F. Finley, chairman, said: "We are delighted to align ourselves with such a reputable and established operation as The Pietrafesa Company and look forward to a long-term relationship. Moreover, this relationship provides the best opportunity for our long-term employees to prosper while we concentrate on our core strengths of retailing." Richard Pietrafesa said: "We are thrilled to take over Jos. A. Bank's manufacturing operation. They have a superb labor force, a fine tradition, and produce a very high quality product. We are also extremely pleased to have forged a relationship with Jos. A. Bank as a continuing customer." The transaction will result in a charge to 1997 earnings of approximately $1.5 million after tax.

     Jos. A. Bank Clothiers, Inc., established in 1905, is a retailer, cataloger and provider of classic, traditional tailored and casual clothing with 87 stores in 31 states and the District of Columbia. Jos. A. Bank Clothiers is headquartered in Hampstead, Md.

February 18, 1998
(0045)